                                                                    Exhibit 4.17


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March __, 2003, is entered into by and among FOOTHILL CAPITAL CORPORATION, a California corporation, as agent (in such capacity, "Agent") for the Lenders (defined below), the Lenders signatory hereto, MERCURY AIR GROUP, INC. ("Parent") and Parent's Subsidiaries signatory hereto (each a "Borrower" and together with Parent, "Borrowers").

                                    RECITALS

     A. Borrowers, Agent and the financial institutions from time to time party thereto (the "Lenders") have previously entered into that certain Loan and Security Agreement, dated as of December 30, 2002 (as amended, modified or supplemented, the "Loan Agreement"), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

     B. Agent, the Lenders and Borrowers wish to amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or any Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

     C. Borrowers currently have an Account owing from Cielos de Peru ("Cielos") in the approximate amount of $4,000,000 (the "Cielos Account"). On or about March 7, 2003, Borrowers informed Agent of their intent to convert $2,000,000 of the Cielos Account into a note receivable owing by Cielos for the benefit of Borrowers (the "Cielos Account Conversion").

     D. On March 10, 2003, Agent informed Borrowers that, pursuant to paragraph
(l) of the definition of "Eligible Accounts", effective as of March 11, 2003, Agent has deemed $2,000,000 of the Cielos Account (the portion intended for conversion under the Cielos Account Conversion) to be excluded from the Eligible Accounts. Agent further indicated to Borrowers that it may, in Agent's Permitted Discretion, at a future date, deem the remaining portion of the Cielos Account to be excluded from the Eligible Accounts.



                                   AMENDMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows (initially capitalized terms used herein without definition shall have the meanings given in the Loan Agreement):


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     1. Amendments to Loan Agreement.

         (a) Section 2.12 of the Loan Agreement is hereby amended by adding the following subsection (g):

               "(g) With respect to the Revenue Bond Letter of Credit or any L/C issued in replacement thereof or supplement thereto, in the event a draw is made under such L/C as a result of a tendering of the Bonds (as defined therein), which is not reimbursed by Borrowers and the amount of such draw is then, in accordance with the terms of this Agreement, deemed an Advance ("Bond Tender Advance"), Borrowers agree that any remarketing or similar proceeds received by any Borrower, net of any applicable expenses, with respect to any remarketed Bonds ("Remarketing Proceeds") shall immediately be remitted to Agent for application to the Bond Tender Advance or as may otherwise be required by the terms of this Agreement. The aggregate amount of any Remarketing Proceeds or other amounts received by Agent and applied to the Bond Tender Advance shall thereafter become a reserve against Availability in such amount, which Availability Reserve shall remain in effect until the earlier to occur of: (a) the reinstatement of the Revenue Bond Letter of Credit in connection with a remarketing of the Bonds or (b) the termination of Parent's and all Borrowers' obligations under that certain Loan Agreement between CEDFA and Parent, dated April 1, 1998, relating to the Bonds."

     (b) Section 7.19(c) of the Loan Agreement is hereby deleted and restated in its entirety as follows:

               "(c) MINIMUM EXCESS AVAILABILITY. Fail to maintain Excess Availability of (i) $2,500,000 at all times, or (ii) $1,250,000 during the period commencing on March 10, 2003 and ending on March 16, 2003."

     (c) The following is hereby added as Section 6.16 of the Loan Agreement:

               "6.16 ADDITIONAL COVENANTS. In the event Borrowers convert any portion of any Account into a note receivable owed by the applicable Account Debtor to any Borrower, such Borrower agrees to deliver to Agent, for the benefit of the Lenders, within one (1) day of the receipt of such note, the original note together with an endorsement executed in blank with respect thereto and copies of any other documents executed by such Account Debtor for the benefit of Borrowers."

     2. Effectiveness of Amendment. Agent must have received this Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties, before this Amendment is effective, and before any Lender is required to extend any credit to any Borrower as provided for by this Amendment.

     3. Representations and Warranties. Each Borrower represents and warrants as follows:

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         (a) Authority. Each Borrowers has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on each Borrower. No other corporate proceedings are necessary to consummate such transactions.

         (b) Enforceability. This Amendment has been duly executed and delivered by the Borrowers. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

         (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

         (d) Additional Representations. Borrowers hereby agree and acknowledge that the portion of the Cielos Account which may be converted pursuant to the Cielos Account Conversion will be excluded from the Eligible Accounts. Borrowers also agree and acknowledge that Agent has informed Borrowers that Agent may, in Agent's Permitted Discretion, at a future date, deem the remaining portion of the Cielos Account or any other Account which is converted into a note receivable owed by the applicable Account Debtor to Borrowers, to be excluded from the Eligible Accounts.

         (e) No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default and by entering into this Amendment, Agent is not waiving and shall not be deemed to have waived any Event of Default that may exist.

     4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

     5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     6. Reference to and Effect on the Loan Documents.

         (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement",

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

"thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Agent without defense, offset, claim or contribution.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

     7. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

     8. Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Lender with respect to the Obligations.


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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                        FOOTHILL CAPITAL CORPORATION,
                        a California corporation,
                        as Agent and as a Lender


                        By:
                           -------------------------------------------------
                        Title:
                              ----------------------------------------------


                        ABLECO FINANCE LLC,
                        a Delaware limited liability company,
                        as a Lender


                        By:
                           -------------------------------------------------
                        Title:
                              ----------------------------------------------


                        MERCURY AIR GROUP, INC.,
                        a Delaware corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer

                        MERCURY AIR CENTERS, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CARGO, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer




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                        MERCFUEL, INC.,
                        a Delaware corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MAYTAG AIRCRAFT CORPORATION,
                        a Colorado corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-BIRMINGHAM, LLC,
                        an Alabama limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-BAKERSFIELD, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-BURBANK, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-FRESNO, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


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                        MERCURY AIR CENTER-LOS ANGELES, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-ONTARIO, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-SANTA BARBARA, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-HARTSFIELD, LLC,
                        a Georgia limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-PEACHTREE-DEKALB, LLC, a Georgia limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


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                        MERCURY AIR CENTER- FT. WAYNE, LLC.,
                        an Indiana limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-JACKSON, LLC.,
                        a Mississippi limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-RENO, LLC,
                        a Nevada limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-TULSA, LLC.,
                        an Oklahoma limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-CHARLESTON, LLC.,
                        a South Carolina limited liability company


                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-JOHNS ISLAND, LLC.,
                        a South Carolina limited liability company

                        By: Joseph A. Czyzyk
                        Title: Manager


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

                        MERCURY AIR CENTER-NASHVILLE, LLC.,
                        a Delaware limited liability company

                        By: Joseph A. Czyzyk
                        Title: Manager


                        MERCURY AIR CENTER-ADDISON, INC.,
                        a Texas corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        MERCURY AIR CENTER-CORPUS CHRISTI, INC., a Texas corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer






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
                         ACKNOWLEDGEMENT BY GUARANTORS

                           Dated as of March __, 2003

     Each of the undersigned, being a Guarantor (each a "Guarantor" and collectively, the "Guarantors") under their respective Guaranty and Security Agreement, dated December 30, 2002 and made in favor of Agent for the benefit of the Lenders (each a "Guaranty" and collectively, the "Guaranties"), hereby acknowledges and agrees to the foregoing First Amendment to Loan and Security Agreement (the "Amendment") and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranties or any other agreement with either Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

                        HERMES AVIATION, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        EXCEL CARGO, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer


                        VULCAN AVIATION, INC.,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer



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                        MERCURY ACCEPTANCE CORPORATION,
                        a California corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer



                        JUPITER AIRLINE AUTOMATION SERVICES, INC., a Florida corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer



                        AEG FINANCE CORPORATION,
                        a Delaware corporation


                        By: Joseph A. Czyzyk
                        Title: Chief Executive Officer





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